99.2 Form of Proxy for 2003 Annual Meeting.


                                     PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS OF HEARTLAND BANCSHARES, INC.

      I hereby appoint Steve Bechman and Jeffrey L. Goben, and each of them, my proxies, with power of substitution and revocation, to vote all Common Shares of Heartland Bancshares, Inc. that I am entitled to vote at the Annual Meeting of Shareholders to be held at Hillview Country Club, 1800 E. King Street, Franklin, Indiana 46131, on Monday, May 5, 2003, at 6:30 p.m., local time, and any adjournments thereof, as provided herein:

1.    ELECTION OF DIRECTORS

 ____ FOR all nominees listed below to serve until the Annual Meeting of Shareholders in the year 2006 as set forth in the Proxy Statement dated March 28, 2003 (except as marked to the contrary below--see "Instructions"):

                        Sharon Acton

                        Jeff Goben

                        John Norton

____   WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided.)

                        (To Be Completed on Reverse Side)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1.

      SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED: ________________


                                     Signature or Signatures

                                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)